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Exhibit 23.1 : Consent of KPMG Peat Marwick LLP, independent certified public accountants


The Board of Directors
Spatializer Audio Laboratories, Inc.:


We consent to the use of our reports incorporated herein by reference in the registration statement.



                                                       KPMG Peat Marwick LLP


Los Angeles, California
April 24, 1997